UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2025

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 World Trade Center, 85th Floor New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (844) 384-5069

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share;	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 17, 2025, Unicoin Inc. (the “Company”) delivered a letter to Mr. Barry Sawyer, as representative of New World Properties SPV Inc. and its investors (the “Notice”), regarding the status of the Company’s asset-swap transactions with respect to Long Island Investments Ltd. and Newport Harbour Ltd. (together, the “Landholding Companies”) under the Asset Swap Agreements (the “Agreements”).

The Notice requested written confirmation from the investors, by September 23, 2025, as to whether they wish to proceed under the framework previously discussed (extension of ICO deadlines and conversion steps) or take the position that the Agreements have terminated pursuant to Amendment No. 2 to the Agreements. The Notice further reiterated that the Company remains open to good-faith discussions subject to applicable legal and regulatory considerations.

In connection with the Notice, on September 16, 2025, the Company executed Amendment No. 2 (the “Amendment”) to the Agreements. The Amendment, dated as of September 27, 2024, was previously executed by the counterparties in April 2025. With the Company’s execution, the Amendment is now fully executed and effective as of its stated effective date of September 27, 2024. The Amendment provides, among other things, that if the parties did not agree on a new ICO date by January 30, 2025 and no regulatory delay was in effect, the Agreements would be deemed null and void ab initio, releasing all parties from liabilities or obligations thereunder.

The foregoing description of the Notice and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Notice and the Amendment, which are filed as Exhibits A and B, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential continuation or termination of the Agreements, the extension of ICO deadlines, and the conversion of beneficial interests into legal ownership of the Landholding Companies. Forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, among others, the Company’s ability to reach agreement with counterparties, regulatory developments, and other risks described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit A — Letter from Unicoin Inc. to Barry Sawyer, dated September 17, 2025 (Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish an unredacted copy to the SEC upon request.)

Exhibit B — Amendment No. 2 to Asset Swap Agreements with cover letter, dated as of September 27, 2024 (Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish an unredacted copy to the SEC upon request.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Eduardo Serrano
Name:	Eduardo Serrano
Title:	Senior Vice President and Legal Counsel

Dated: September 23, 2025

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